                                                              EXHIBIT 2.2


                      AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

          This AMENDMENT, dated as of May 5, 1998, to that certain STOCK PURCHASE AGREEMENT, dated as of April 6, 1998, as amended (the "Stock Purchase Agreement"), by and among THE SELLING SHAREHOLDERS SPECIFIED THEREIN (the "Sellers") and LAMAR SIGNAL PROCESSING, LTD., an Israeli corporation ("Lamar"), on the one hand, and ANDREA ELECTRONICS CORPORATION, a New York Corporation (the "Buyer"), on the other hand.

                                           RECITALS

          WHEREAS, each of the Sellers, Lamar and Andrea desire to amend the Stock Purchase Agreement in accordance with the terms and conditions of this Amendment; and

          WHEREAS, each of the Sellers, Lamar and Andrea desire that the Stock Purchase Agreement, as amended by this Amendment, continue in full force and effect; and

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.          DEFINITIONS.

          To the extent not otherwise defined in this Amendment, all capitalized terms shall have the meanings ascribed thereto in the Stock Purchase Agreement.

2.          PURCHASE AND SALE OF THE SHARES.

          Section 2(d)(i) of the Stock Purchase Agreement shall hereby be amended and restated in its entirety to read as follows:

     "(i) Subject to Section 2(e) hereof, of the Andrea Shares comprising the Share Consideration, one-third (1/3) shall become freely transferable by the holders thereof upon the first anniversary of the Closing, and an additional one-third (1/3) shall become freely transferable on each of the second and third anniversaries of the Closing, respectively. Prior to such times that such portions of the Andrea Shares comprising the aggregate Share Consideration become freely transferable in accordance with the immediately preceding sentence, such Andrea Shares shall not be transferable by any holder thereof (such restriction on transfer being the "Share Consideration Trading Restriction") unless the respective transferees thereof agree in writing to be bound by the Share Consideration Trading Restriction set forth in this Section 2(d) and Section 6(i) in respect of such transferred Andrea Shares and such transfer would not involve an offering or distribution of such Andrea Shares requiring registration under or otherwise in violation of the Securities Act or other applicable law; provided, however, Andrea Shares comprising the Share Consideration may be pledged as collateral to secure any borrowing provided that any pledgee agrees in writing to be bound by the Share Consideration Trading Restriction."

     Section 2(d)(iii) of the Stock Purchase Agreement shall be amended and restated in its entirety to read as follows:

          "(iii) In the event of a public offering by Buyer of Andrea Shares prior to the first anniversary of the Closing, such number of Andrea Shares set forth in accordance with Schedule 2(d)(iii) hereto included within the Share Consideration that would have otherwise become freely transferable upon the first anniversary of the Closing shall be included by Buyer in such offering."

3.           CLOSING.

     Section 3(a) of the Stock Purchase Agreement shall hereby be amended and restated in its entirety to read as follows:

     "(a) TIME AND PLACE. The closing (the "Closing") of the purchase and sale of the Shares shall be held at a mutually agreed upon location at 10:00 a.m. on the later of (i) May 5, 1998 and (ii) the next U.S. business day, that is not a banking holiday, following the satisfaction of all of the conditions to the Closing set forth in Section 9. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date"."

4.     PROHIBITED ACTIVITIES

     Section 6(j) of the Stock Purchase Agreement shall hereby be amended by replacing the number "1%" appearing in the second full paragraph thereof with the number "10%", and by adding the following proviso to the end of such paragraph: "; and provided further that such Seller's investment in such stock is of a passive nature, and such Seller is not an officer, director, employee, consultant, agent or acting in any other similar capacity on behalf of such corporation or having any other contractual or similar relationship with such corporation".

5.     SCHEDULES

     Schedule 4(f) to the Stock Purchase Agreement is hereby amended by adding thereto the following: "100% of the outstanding capital stock of Lamar Signal Processing Inc., a New Jersey corporation, which is currently inactive, and has no liabilities (contingent or otherwise) or assets in excess of US $1,000.00."

     Schedule 4(t) to the Stock Purchase Agreement is hereby amended by replacing the amount "$50,000" with the amount "$40,000" and by adding to the end thereof the following: ", which amount shall be repaid within 30 days of the Closing."

6.     TERMINATION.

     Section 15(a)(iv) of the Stock Purchase Agreement shall hereby be amended and restated in its entirety to read as follows:

     "(iv) by the Sellers or the Buyer, if the Closing does not occur on or prior to May 27, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 15(a)(iv) shall not be available to any Seller or the Buyer, as the case may be, if such party has failed to perform any of its obligations under this Agreement; or"

7.     AMENDMENT TO REGISTRATION RIGHTS AGREEMENT.

     The form of Registration Rights Agreement attached as Schedule 9(b)(iv) to the Stock Purchase Agreement shall hereby be amended by (i) replacing the word "five" in the third Recital thereof with the word "three" and (ii) deleting clause (e) of Section 8 thereof in its entirety.

8.     AMENDMENT TO ESCROW AGREEMENT.

     Section 13 of the form of Escrow Agreement attached as Schedule 2(e) to the Stock Purchase Agreement is hereby amended by adding the following sentence at the end thereof: "The parties agree that the payment by the respective Sellers of amounts owing to the Escrow Agent hereunder shall be paid for their account by Andrea by the setting-off of payments to become due and owing by Andrea to such Sellers under the Promissory Notes executed by Andrea and delivered to the respective Sellers as of this date in accordance with the provisions of the Stock Purchase Agreement."

9.     EFFECT OF AMENDMENTS.

     Except as specifically set forth in this Amendment, the provisions of the Stock Purchase Agreement, the Registration Rights Agreement and the Escrow Agreement shall remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


ANDREA ELECTRONICS CORPORATION         LAMAR SIGNAL PROCESSING, LTD.

By ______________________________      By _____________________________
   Name:                                  Name:
   Title:                                 Title:

JOSEPH MARASH                          REMANO B.V.

______________________________         By _____________________________
                                          Name:
                                          Title:

VENTNOR LLC                            MORE CAPITAL SERVICES, INC.

By _____________________________       By ______________________________
   Name:                                  Name:
   Title:                                 Title:

CHERRY HILL LLC                        ZE'EV STEINER

By _____________________________       ________________________________
   Name:
   Title:
MARLA LLC                              BARUCH BERDUGO

By _____________________________       _________________________________
   Name:
   Title:

KNIGHTHAWK INVESTMENT LLC              HAIM ZITMAN

By _____________________________       _________________________________
   Name:
   Title:

                              SCHEDULE 2(d)(iii)

           SHARE RELEASE SCHEDULE UPON PUBLIC OFFERING OF ANDREA SHARES


Aggregate Amount              Public Offering             Aggregate Amount of
of Shares Offered             Price per Share           Andrea Shares
Released
-----------------             ---------------
----------------------
1,000,000 shares              $35/share or more              360,000 shares
1,000,000 shares              $30-$35/share                  253,333 shares
1,000,000 shares              $25-$30/share                  104,000 shares